Exhibit 99.1

Summary Historical and Adjusted Consolidated Condensed Financial Data

The following table sets forth summary historical and adjusted consolidated condensed financial data for Crown Holdings, Inc. (“Crown”). The summary of operations for each of the years in the three-year period ended December 31, 2008 and the balance sheet data as of December 31, 2007 and 2008 have been derived from Crown’s audited consolidated financial statements and the notes thereto. The summary of operations for the three-month period ended March 31, 2009 and the three-month period ended March 31, 2008, and the balance sheet data as of March 31, 2008 and 2009 have been derived from Crown’s unaudited interim consolidated financial statements. The summary of operations for the twelve month period ended March 31, 2009 have been derived from the summary of operations and other data for the year ended December 31, 2008 and the three month periods ended March 31, 2008 and 2009. The results of operations reflect the reclassification to discontinued operations of amounts related to Crown’s European plastics and Americas health and beauty care businesses that were sold in the second and third quarters of 2006. The December 31, 2006 balance sheet data has been derived from Crown’s audited consolidated financial statements. The adjusted data gives effect to Crown’s previously announced private offering of $400 million principal amount of 7 5/8% senior unsecured notes due 2017. You should read the following financial information in conjunction with Crown’s consolidated financial statements, the related notes and the other financial information of Crown.

	(dollars in millions)
	Historical Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2007	2008	2008	2009	2009
Summary of Operations Data:
Net sales	$6,982	$7,727	$8,305	$1,863	$1,684	$8,126
Cost of products sold, excluding depreciation and amortization	5,867	6,468	6,885	1,558	1,392	6,719
Depreciation and amortization	227	229	216	53	47	210

Gross profit	888	1,030	1,204	252	245	1,197
Selling and administrative expense	316	385	396	102	89	383
Provision for asbestos	10	29	25			25
Provision for restructuring	15	20	21		1	22
Provision for asset impairments and loss/gain on sale of assets	(64)	100	6			6
Loss from early extinguishments of debt			2	2
Interest expense	286	318	302	77	61	286
Interest income	(12)	(14)	(11)	(3)	(2)	(10)
Translation and exchange adjustments	2	(9)	21		4	25

Income from continuing operations before income taxes and equity earnings	335	201	442	74	92	460
Provision for/(benefit from) income taxes	(62)	(400)	112	26	24	110
Equity loss in affiliates					(5)	(5)

Income from continuing operations	397	601	330	48	63	345
Loss from discontinued operations, net of tax(1)	(33)

Net income	364	601	330	48	63	345
Net income attributable to noncontrolling interests	(55)	(73)	(104)	(21)	(23)	(106)

Net income attributable to Crown Holdings	$309	$528	$226	$27	$40	$239

	(dollars in millions)
	Historical Year Ended December 31,						Three Months Ended March 31,				Twelve Months Ended March 31,
	2006		2007		2008		2008		2009		2009
Other Financial Data:
Net cash flows provided by/(used for):
Operating activities	$355		$509		$422		$(443)		$(345)		$520
Investing activities	(111)		(94)		(186)		(40)		(50)		(196)
Financing activities	(158)		(396)		(77)		292		114		(255)
EBITDA(2)	836		734		949		201		198		946
Adjusted EBITDA(3)	799		874		1,024		203		203		1,024
Capital expenditures	191		156		174		33		50		191
Ratio of earnings to fixed charges(4)	2.1	x	1.6	x	2.4	x	1.9	x	2.4	x	2.5	x

Adjusted Financial Data:
Total secured debt(5)											$1,388
Total debt											3,664
Net interest expense(6)											293
Ratio of secured debt to Adjusted EBITDA											1.36	x
Ratio of total debt to Adjusted EBITDA											3.58	x
Ratio of Adjusted EBITDA to net interest expense											3.49	x

Balance Sheet Data (at end of period):
Cash and cash equivalents	$407		$457		$596		$282		$296		$296
Working capital(7)	157		151		385		552		626		626
Total assets	6,409		6,979		6,774		7,400		6,580		6,580
Total debt	3,541		3,437		3,337		3,819		3,398		3,398
Crown Holdings shareholders’ equity/(deficit)	(494)		15		(317)		68		(274)		(274)

(1)	As discussed in Note B to Crown’s audited consolidated financial statements, Crown sold its European plastics and Americas health and beauty care businesses in 2006. The results of operations for 2006 have been recast to report these businesses as discontinued operations.
(2)	EBITDA is a non-GAAP measurement that consists of income from continuing operations before income taxes and equity earnings plus the sum of interest expense (net of interest income) and depreciation and amortization. The reconciliation from income from continuing operations to EBITDA is as follows:

	(dollars in millions)
	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2007	2008	2008	2009	2009
Income from continuing operations	$397	$601	$330	$48	$63	$345
Add/(deduct):
Equity loss in affiliates					5	5
Provision for /(benefit from) income taxes	(62)	(400)	112	26	24	110
Interest income	(12)	(14)	(11)	(3)	(2)	(10)
Interest expense	286	318	302	77	61	286
Depreciation and amortization	227	229	216	53	47	210

EBITDA	$836	$734	$949	$201	$198	$946

(3)	Adjusted EBITDA is a non-GAAP measurement that consists of EBITDA plus the sum of provision for asbestos, provision for restructuring, provision for asset impairments and loss/gain on sale of assets, loss from early extinguishments of debt and translation and exchange adjustments. The reconciliation from EBITDA to Adjusted EBITDA is as follows:

	(dollars in millions)
	Year Ended December 31,			Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2007	2008	2008	2009	2009
EBITDA	$836	$734	$949	$201	$198	$946
Add/(deduct):
Provision for asbestos*	10	29	25			25
Provision for restructuring	15	20	21		1	22
Provision for asset impairments and loss/gain on sale of assets	(64)	100	6			6
Loss from early extinguishments of debt			2	2
Translation and exchange adjustments	2	(9)	21		4	25

Adjusted EBITDA	$799	$874	$1,024	$203	$203	$1,024

*	Crown made asbestos-related payments of $25 million, $26 million, $26 million, $4 million and $3 million during 2008, 2007 and 2006 and the three months ended March 31, 2008 and 2009, respectively.

EBITDA and Adjusted EBITDA are provided for informational purposes only and should not be viewed as indicative of Crown’s actual or future results. EBITDA and Adjusted EBITDA information has been included herein because Crown believes that certain investors may use it as supplemental information to evaluate a company’s ability to service its indebtedness. EBITDA and Adjusted EBITDA do not represent and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure of operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Furthermore, EBITDA and Adjusted EBITDA, as calculated by Crown, may not be comparable to calculations of similarly titled measures by other companies.

(4)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and equity earnings plus fixed charges (exclusive of interest capitalized during the period), amortization of interest previously capitalized and distributed income from less-than-50%-owned companies. Fixed charges include interest incurred, expensed and capitalized, amortization of debt issue costs and the portion of rental expense that is deemed representative of an interest factor.
(5)	Total secured debt consists of borrowings under the term loan facility ($722 million), outstanding first priority notes ($610 million) and capitalized leases and other secured debt ($56 million).
(6)

Adjusted net interest expense reflects use of the net proceeds of the previously announced private offering of senior unsecured notes to repay $310 million, $286 million and $196 million of average borrowings under Crown’s senior secured revolving credit facilities and the reduction of $78 million, $102 million, and $175 million of average outstanding receivables under Crown’s accounts receivable securitization facilities for the periods ending March 31, 2008, December 31, 2008 and March 31, 2009. Adjusted interest expense was calculated by adding $305 million of interest expense, defined as $316 million of adjusted net interest expense less $11 million of interest income, for the twelve months ended December 31, 2008, plus $65 million in interest expense, defined as adjusted net interest expense of $67 million less $2 million of interest income, for the three months ended March 31, 2009 less $77 million in interest expense, defined as adjusted net interest expense of $80 million less $3 million in interest income for the three months ended March 31, 2008. As previously disclosed, Crown intends to use the net proceeds of the private offering of senior unsecured notes for general corporate purposes consisting of the permanent repayment of indebtedness under Crown’s senior secured credit facilities, the repurchase of a portion of Crown European Holdings’ first priority notes and/or the funding of one or more acquisitions. Pending such application, Crown intends to use such net proceeds to temporarily repay existing indebtedness under its senior secured revolving credit facilities and accounts receivable securitization facilities. Use of the net proceeds of the private offering of senior unsecured notes to finance an acquisition would increase adjusted annual interest expense by $16 million. Assuming that Crown used the net proceeds to either permanently repay term loan indebtedness under Crown’s senior secured credit facilities or repurchase a like amount of Crown European Holding’s first priority notes at par, adjusted annual interest would further decrease by $3 million or $8 million, respectively; however, Crown may apply the net proceeds to any combination of such uses and/or to fund one or more acquisitions. There can be no assurance as to the price the Company would be required to pay if it were to repurchase first priority notes.

Adjusted interest expense of $80 million, $316 million and $67 million for the periods ending March 31, 2008, December 31, 2008 and March 31, 2009 is calculated by taking (i) historical interest expense of $77 million, $302 million and $61 million for the periods ending March 31, 2008, December 31, 2008 and March 31, 2009, (ii) less $4 million, $15 million and $1 million in historical interest expense on Crown’s existing credit facility at weighted average interest rates of 5.7%, 5.2%, and 2.4% for the periods ended March 31, 2008, December 31, 2008 and March 31, 2009, (iii) less $1 million, $4 million and $1 million in historical interest expense on Crown’s existing securitization facilities at weighted average interest rates of 4.3%, 4.2%, and 2.3% for the periods ended March 31, 2008, December 31, 2008 and March 31, 2009, (iv) plus $8 million, $31 million and $8 million of interest expense on the $400 million of senior notes offered in the previously announced offering for the periods ended March 31, 2008, December 31, 2008 and March 31, 2009, (v) plus $2 million for the amortization of the original issue discount for the period ended December 31, 2008. The amortization for the periods ended March 31, 2008 and March 31, 2009 was less than $1 million.
(7)	Working capital consists of current assets less current liabilities.

CAPITALIZATION

The following table sets forth the consolidated cash and cash equivalents and capitalization of Crown as of March 31, 2009, on an actual basis and the consolidated cash and cash equivalents and capitalization of Crown as of March 31, 2009 as adjusted to give adjusted effect to the previously announced private offering or senior unsecured notes.

	(dollars in millions)
	March 31, 2009
	Actual	As Adjusted
Cash and cash equivalents(1)	$296	$351

Debt:
Existing senior secured credit facilities:
Revolving credit facilities(2)	$122	$0
Term loan facilities	722	722
6 1/4% First priority notes due 2011	610	610
7 5/8% Senior notes due 2013	500	500
7 3/4% Senior notes due 2015	600	600
7 5/8% Senior notes due 2017 offered hereby(3)	—	388
Outstanding unsecured notes:
Notes due 2023 through 2096	700	700
Capital lease obligations and other secured debt	56	56
Other unsecured indebtedness	88	88

Total debt	3,398	3,664
Noncontrolling interests	354	354
Crown Holdings shareholders’ deficit	(274)	(274)

Total capitalization	$3,478	$3,744

(1)	The as adjusted cash and cash equivalents have increased by $55 million to reflect $7 million in estimated fees and expenses paid in connection with the previously announced private offering of senior unsecured notes and the excess proceeds of the offering after the repayment of $122 million of outstanding indebtedness under Crown’s senior secured revolving credit facilities and the reduction of $204 million in its outstanding receivables securitization balance.
(2)	Crown intends to use the net proceeds of the previously announced private offering of senior unsecured notes for general corporate purposes consisting of the permanent repayment of indebtedness under Crown’s senior secured credit facilities, the repurchase of a portion of Crown European Holdings’ first priority notes and/or the funding of one or more acquisitions. Pending such application, Crown intends to use such net proceeds to temporarily repay existing indebtedness under its senior secured revolving credit facilities and accounts receivable securitization facilities.
(3)	Consists of $400 million aggregate principal amount of senior notes. The notes were issued at a price of 97.092% of their face value, resulting in approximately $388 million of gross proceeds. The $12 million discount will be amortized and included in interest expense until the notes mature.